UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

BRISTOW GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 City West Blvd. 4th Floor Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Bristow Group Inc. (the “Company”) was held on July 31, 2014. The matters voted on at the meeting were as stated below.

For the election of directors, all nominees were approved for a subsequent one-year term. The results were as follows:

Nominee	For	Withheld	Broker Non-Vote
Thomas N. Amonett	33,067,778	214,616	1,037,505
Jonathan E. Baliff	33,189,271	93,123	1,037,505
Stephen J. Cannon	31,277,911	2,004,483	1,037,505
Michael A. Flick	32,145,368	1,137,026	1,037,505
Lori A. Gobillot	33,221,865	60,529	1,037,505
Ian A. Godden	32,145,558	1,136,836	1,037,505
Stephen A. King	28,662,679	4,619,715	1,037,505
Thomas C. Knudson	27,297,724	5,984,670	1,037,505
Mathew Masters	28,921,289	4,361,105	1,037,505
Bruce H. Stover	33,189,435	92,959	1,037,505

Proposal to approve on an advisory basis the Company’s executive compensation. The results were as follows:

For	Against	Abstain	Broker Non-Vote
32,079,551	1,114,742	88,101	1,037,505

Proposal to approve and ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2015. The results were as follows:

For	Against	Abstain
32,744,132	1,569,093	6,674

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

By:	/s/ E. Chipman Earle
E. Chipman Earle
Senior Vice President, Chief Legal Officer and Corporate Secretary

Date: August 1, 2014